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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84316) and the Registration Statements on Form S-8 (Nos. 333-31334 and 333-85757) of Netro Corporation of our report dated February 6, 2003 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 6, 2003 relating to the financial statement schedule for Fiscal 2002, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


San Jose, California
March 19, 2003